UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 6, 2006, we announced that Daniel T. Carter, our Executive Vice President, Chief Financial Officer, has indicated that he intends to resign from that position by the end of June 2007 in order to pursue other opportunities within the private sector.

(e) On December 5, 2006, we entered into a letter agreement with Mr. Carter setting forth the terms of his resignation and his provision of associated transition services, as well as his rights to receive specified separation payments subject to conditions set forth in the agreement. A copy of the letter agreement is attached as Exhibit 10.1 hereto and is hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement by and between Charlotte Russe Holding, Inc. and Daniel T. Carter dated December 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Daniel T. Carter
Daniel T. Carter
Executive Vice President, Chief Financial Officer

Date: December 6, 2006

INDEX TO EXHIBITS

10.1	Letter Agreement by and between Charlotte Russe Holding, Inc. and Daniel T. Carter dated December 5, 2006.